                                      14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     / / Confidential, for Use of the Commission Only (as permitted by Rule
                                  14a-6(e)(2))

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                                      TECHNOLOGY FLAVORS & FRAGRANCES,
                                      INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                                          NOT
                                   APPLICABLE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
                                      Not
Applicable
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
                                      Not
Applicable
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                      Not
Applicable
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
                                      Not
Applicable
--------------------------------------------------------------------------------
     (5) Total fee paid:
                                      Not
Applicable
--------------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
                                      Not
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--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
                                      Not
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--------------------------------------------------------------------------------
     (3) Filing Party:
                                      Not
Applicable
--------------------------------------------------------------------------------
     (4) Date Filed:
                                      Not
Applicable
--------------------------------------------------------------------------------

   [LOGO]

                     TECHNOLOGY FLAVORS & FRAGRANCES, INC.
                             10 EDISON STREET, EAST
                           AMITYVILLE, NEW YORK 11701
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                 JUNE 25, 1997
                            ------------------------

To the Stockholders of
  TECHNOLOGY FLAVORS & FRAGRANCES, INC.:

    NOTICE IS HEREBY GIVEN that the annual meeting (the "Annual Meeting") of stockholders of Technology Flavors & Fragrances, Inc. (the "Company") will be held at the Melville Marriott, 1350 Old Walt Whitman Road, Melville, New York 11747, on June 25, 1997, at 11:00 a.m., local time for the following purposes, all as more fully described in the attached Proxy Statement:

        I. To elect six directors to serve for a term of one year and until their respective successors are duly elected and qualified.

        II. To ratify the selection by the Company's Board of Directors of Ernst & Young, LLP, as independent auditors of the Company for the fiscal year ending December 31, 1997, and to authorize the Board of Directors to fix their remuneration.

        III. To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

    A copy of the Company's Annual Report for the fiscal year ended December 31, 1996 is enclosed.

    The Board of Directors appreciates and welcomes stockholder participation in the Company's affairs. You are earnestly requested to complete, sign, date and return the accompanying form of proxy in the enclosed envelope provided for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the Annual Meeting in person. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the Annual Meeting. The prompt return of the proxy will be of assistance in preparing for the Annual Meeting and your cooperation in this respect will be greatly appreciated.

                                              By Order of the Board of Directors

                                              /s/ Paul E. Hoffman

                                              Paul E. Hoffmann
                                              SECRETARY

Amityville, New York

May 30, 1997

                  YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES,
                  PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED
                       PROXY AND MAIL IT PROMPTLY IN THE
                           ENCLOSED RETURN ENVELOPE.

                     TECHNOLOGY FLAVORS & FRAGRANCES, INC.
                             10 EDISON STREET, EAST
                           AMITYVILLE, NEW YORK 11701

                            ------------------------

                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 25, 1997

                            ------------------------

                                  INTRODUCTION

    This Proxy Statement and the accompanying proxy are being furnished to the stockholders of Technology Flavors & Fragrances, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors for use in voting at the Annual Meeting of Stockholders to be held at the Melville Marriott, 1350 Old Walt Whitman Road, Melville, New York 11747, on June 25, 1997 at 11:00 a.m. (together with any and all adjournments thereof, the "Annual Meeting"). This Notice of Annual Meeting and Proxy Statement, together with the accompanying proxy and Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1996 (including the financial statements contained therein), are first being mailed or delivered to stockholders of the Company on or about May 30, 1997.

    At the Annual Meeting, the holders of outstanding shares of Common Stock ("Common Stock"), par value $.01 per share, of the Company will consider and vote upon (I) the election of six directors, to serve for a term of one year and until their respective successors are duly elected and qualified; (II) approval of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and (III) such other proposals as may properly be presented for the Annual Meeting. Only stockholders of record as of the close of business on May 21, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. Each Share of Common Stock entitles the holder thereof to one vote on each proposal.

    Approval of Proposal I requires the affirmative vote of a plurality of the shares of Common Stock, represented in person or by proxy at the Annual Meeting.

    Approval of Proposal II requires the affirmative vote of holders representing a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting.

    The enclosed proxy provides that each stockholder may specify that his or her shares be voted "for," "against" or "as abstaining from voting" with respect to each proposal. If the enclosed proxy is properly executed and returned to the Company, then your shares will be voted in accordance with the instructions contained therein. If the enclosed proxy is signed and returned without specific instructions, then your shares will be voted FOR Proposal I, Proposal II and any other proposal to come before the Annual Meeting.

    Proxies marked as "abstaining" will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as voting for or against any matter as to which such abstinence is indicated. Broker "non-votes" (I.E., votes withheld by brokers on non-routine proposals due to the absence of instructions from beneficial owners) will not be counted for any purposes as to matters for which a "non-vote" is specified.

    A proxy will not be valid unless the completed form of proxy is received by the Company at its principal executive offices located at 10 Edison Street, East, Amityville, New York 11701 at least 48 hours (excluding Saturdays, Sundays and holidays) prior to commencement of the Annual Meeting. Any shareholder who executes and returns a proxy may revoke it in writing at any time prior to the Annual

Meeting, or any adjournment thereof, addressed to the Chairman of the Annual Meeting, or any adjournment thereof, or in any other manner provided by law, including: (i) filing written notice of revocation with the Secretary of the Company at the above address; (ii) submitting a duly executed subsequent proxy relating to the same shares; or (iii) attending and voting such shares at the Annual Meeting. Mere attendance at the Annual Meeting will not, in and of itself, revoke an otherwise valid proxy.

    A Representative of Ernst & Young LLP, independent auditors of the Company, are expected to attend the Annual Meeting and be available to respond to appropriate questions. Such representative will also be given the opportunity, if desired, to make a statement to the stockholders.

    WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY REGARDLESS OF THE NUMBER OF SHARES YOU OWN. SHARES CAN BE VOTED AT THE ANNUAL MEETING ONLY IF THE HOLDER IS PRESENT OR REPRESENTED BY PROXY.

                      VOTING RIGHTS AND VOTING SECURITIES

VOTING AT THE ANNUAL MEETING

    The Board of Directors has fixed the close of business on May 21, 1997 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, there were approximately 11,956,968 shares of Common Stock issued and outstanding. The Common Stock is the only class of outstanding voting securities of the Company. Each holder of Common Stock will be entitled to one vote per share, either in person or by proxy, on each matter presented at the Annual Meeting. The holders of a majority of all of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve Proposal I. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve Proposal II.

SECURITY OWNERSHIP

    The following table sets forth certain information as of May 22, 1997 regarding the beneficial ownership of Common Stock by (i) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock, (ii) each director of the Company, (iii) each of the "Named Executive Officers" (as defined below), and (iv) all executive officers and directors of the Company as a group (10 persons).

                                                                             NUMBER OF SHARES     PERCENTAGE
                                                                               BENEFICIALLY      BENEFICIALLY
NAME                                                                             OWNED(1)            OWNED
-------------------------------------------------------------------------  --------------------  -------------
Philip Rosner**..........................................................         2,450,465(2)(  (4)        19.9%
A. Gary Frumberg**.......................................................         1,426,999(2)(3)        11.6%
Richard R. Higgins(8)**..................................................           931,500              7.6%
Sydney Stein**...........................................................           100,000(5)             *
Duncan Shirreff**........................................................             1,000                *
Ronald J. Dintemann......................................................           165,361(6)           1.3%
Harvey Farber............................................................             3,700                *
Scott Cunningham(7)......................................................           --                --
All directors and executive officers as a group (10 persons)(9)..........         5,231,168 share        42.4%

------------------------

*   Less than 1%.

**  Denotes a nominee for election as director.

(1) Unless otherwise indicated, the nature of the beneficial ownership for all shares of Common Stock is sole voting and investment power.

(2) Includes five-year options to purchase 75,000 shares of Common Stock granted on April 8, 1994 to Messrs. Rosner and Frumberg and excludes options to purchase an additional 25,000 shares that have not yet vested. See "--Options Granted Under the 1993 Option Plan."

(3) The business address of Messrs. Rosner and Frumberg is 10 Edison Street, East, Amityville, New York 11701.

(4) Includes 36,438 shares of Common Stock owned by Mr. Rosner's wife. Mr. Rosner disclaims beneficial ownership of the shares owned by his wife.

(5) Represents ten-year options to purchase 100,000 shares of Common Stock granted to Mr. Stein on April 8, 1994.

(6) Includes ten-year options to purchase 56,250 shares of Common Stock granted to Mr. Dintemann on April 8, 1994 and excludes options to purchase an additional 18,750 shares that have not yet vested.

(7) Scott Cunningham has been a Director of the Company since February 1997.

(8) The business address of Mr. Higgins is 999 Tech Drive, Milford, Ohio 45150.

(9) Includes shares beneficially owned and options exercisable within 60 days of April 18, 1997 by Philip Rosner, A. Gary Frumberg, Sydney Stein, Duncan Shirreff, Ronald J. Dintemann, Richard Higgins, Joseph A. Gemmo, Harvey Farber and Paul E. Hoffmann.

ESCROWED SHARES

    In connection with the Company's initial public offering of 4,670,000 shares of Common Stock in Canada and pursuant to the requirements of the Ontario Securities Act and the Toronto Stock Exchange ("TSE"), Messrs. Rosner and Frumberg placed 2,157,077 and 1,427,999 shares of Common Stock, respectively, in escrow with the Montreal Trust Company of Canada. While in escrow, the shares may not be sold, transferred or pledged without the consent of the Ontario Securities Commission except upon the death or bankruptcy of the stockholder. Pursuant to the escrow agreement, 10% of the shares were released from escrow on October 26, 1994, 20% were released on October 26, 1995 and another 20% were released on October 26, 1996. In addition, 20% of the escrowed shares will be released on October 26, 1997 and the remaining 30% will be released on October 26, 1998.

HIGGINS' RESTRICTED SHARES

    In December 1995, the Company acquired substantially all of the assets and assumed certain obligations of Seafla, Inc. ("Seafla"), a Milford, Ohio producer of dairy and savory flavors (the "Seafla Acquisition"), and, in connection therewith, entered into an employment agreement with Richard R. Higgins, Seafla's president, pursuant to which Mr. Higgins was awarded 750,000 shares of restricted Common Stock. Pursuant to contractual obligations, none of the shares issued to Mr. Higgins may be sold in the United States or to a United States person until December 7, 1998.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    The Securities and Exchange Commission (the "Commission") has comprehensive rules relating to the reporting of securities transactions by directors, officers and stockholders who beneficially own more than 10% of the Company's Common Stock (collectively, the "Reporting Persons"). These rules are complex and difficult to interpret. Based solely on a review of copies of Section 16 reports received by the Company from Reporting Persons and without conducting any independent investigation of its own, the Company believes that no Reporting Person failed to timely file Section 16 reports for the year ended December 31, 1996, which failure was not previously reported.

                       PROPOSAL I: ELECTION OF DIRECTORS

    The Company's Board of Directors currently consists of six directors. At the Annual Meeting, six directors are to be elected to serve for a term of one year and until their respective successors are duly elected and qualified. All of the nominees are currently members of the Board of Directors.

    The designated representatives named in the enclosed proxy intend to vote for the election to the Board of Directors of each of the nominees listed below, unless the proxy is marked to expressly indicate otherwise. Should any of such nominees be unable or unwilling to accept such election (which the Board of Directors does not anticipate), then the designated representatives named in the enclosed proxy will vote for the election of such other persons as the Board of Directors may recommend. Proxies cannot be voted for a greater number of persons than the number of nominees named.

VOTE REQUIRED

    Approval of Proposal I to elect six directors requires the affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting. The Board of Directors recommends that stockholders vote FOR each of the six nominees listed below.

INFORMATION CONCERNING DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

    The following table sets forth information regarding the director nominees, each of whom is currently a director, and executive officers of the Company:

NAME                                                       AGE                   POSITIONS WITH THE COMPANY
-----------------------------------------------------      ---      -----------------------------------------------------

Philip Rosner**......................................          61   President, Chairman of the Board and Director

A. Gary Frumberg*....................................          63   Executive Vice-President and Director

Richard R. Higgins*..................................          58   Executive Vice-President and Director

Sydney Stein**.......................................          61   Director

Duncan Shirreff**....................................          45   Director

Scott Cunningham*....................................          62   Director

Joseph A. Gemmo......................................          51   Vice President and Chief Financial Officer

Paul E. Hoffmann.....................................          50   Secretary and Treasurer

------------------------

*   Indicates a director nominee.

**  Indicates a member of the Audit Committee.

    The business experience of each of the persons listed above for at least the last five years is as follows:

    PHILIP ROSNER has been President and Chairman of the Board of the Company since its inception in 1989. Mr. Rosner has been engaged in the flavor and fragrance industry for over 40 years. Before 1989, he was President of Globe Extracts, Inc. and, for 15 years before that, was President of Felton Worldwide, Inc., both of which produced and marketed flavors and fragrances.

    A. GARY FRUMBERG has been Executive Vice President of the Company since 1989. Prior to 1989, Mr. Frumberg served as Vice President -International Sales of Felton Worldwide, Inc.

    RICHARD R. HIGGINS has been a Director of the Company since June 1996 and an Executive Vice President of the Company and President of the Company's Seafla Division since December 1995. Prior to that, Mr. Higgins was President of Seafla, Inc. until that business was acquired by the Company in December 1995.

    SYDNEY STEIN has been a Director of the Company since 1993. Since March 1991, Mr. Stein has been Executive Vice President of Un Seul Prix, Inc., a Montreal-based retail chain and, from March 1991 to May 1994, President of Kasyco, Inc. a Montreal-based wholesaler.

    DUNCAN SHIRREFF has been a Director of the Company since 1994. Since 1994, Mr. Shirreff has been the Resident Director of the Toronto Branch of the Canadian merchant banking firm of CM Oliver & Company Limited in charge of corporate finance and European capital markets. From 1991 to 1994, he was an independent financial consultant to various corporations. Prior to 1991, Mr. Shirreff served as a Director of, and in senior executive capacities with, Scotia McLeod, Inc., a Toronto merchant banking firm.

    SCOTT CUNNINGHAM became a director of the Company in February 1997. Since 1993, Dr. Cunningham has been President of Stonehouse Development Co., a food technology company, and since 1986 he has been a Managing Director of Interlaken Capital, Inc., a management consulting firm specializing in the food and other industries.

    JOSEPH A. GEMMO has been Vice President and Chief Financial Officer of the Company since August 1996. From January 1994 to April 1996, Mr. Gemmo was the Chief Financial Officer of Bio-

Botanica, Inc., a developer and manufacturer of herbal extracts. Prior to that, Mr. Gemmo was the Chief Financial Officer of General Aerospace Materials Corp. from 1989 to 1994.

    PAUL E. HOFFMANN has been the Secretary and Treasurer of the Company since 1990 and was a Director of the Company until June 1996. Before he joined the Company, Mr. Hoffmann was Vice President, Finance of Globe Extracts, Inc. for more than eight years.

    All directors of the Company will serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors, subject to rights, if any, under their contracts of employment. There are no family relationships among the directors and executive officers of the Company. See "-- Director Compensation" and "-- Executive Compensation."

THE BOARD OF DIRECTORS AND COMMITTEES

    The business affairs of the Company are managed by the Board of Directors. Members of the Board are informed about the Company's affairs through presentations, reports and other documents distributed to them, through operating and financial reports routinely presented at meetings and through other means. In addition, the Company's directors perform their duties throughout the year not only by attending Board meetings but also through personal meetings and other communications, including telephone contact, with members of management and others regarding matters of interest and concern to the Company.

    During fiscal 1996, the Company's Board of Directors held four meetings and acted by unanimous written consent five times. Each director attended at least 75% of the Board meetings and committee meetings, if applicable, held during 1996.

    In February 1997, the Board of Directors approved an increase in the number of directors constituting the whole Board from five to seven and appointed Scott Cunningham as director to fill one of the resulting vacancies. In May 1997, the Board approved a decrease in the number of directors constituting the whole Board from seven to six. There are currently no vacancies on the Board.

BOARD COMMITTEES

    The Board of Directors has an Audit Committee whose members are appointed by the Board. The Board of Directors does not have a compensation or nominating committee.

    AUDIT COMMITTEE. The Audit Committee recommends to the Board of Directors the firm to be selected each year as independent auditors of the Company's financial statements and to perform services related to such audit. The Audit Committee also has responsibility for (i) reviewing the scope and results of the audit with the independent auditors, (ii) reviewing the Company's financial condition and results of operations with management, (iii) considering the adequacy of the internal accounting, bookkeeping and control procedures of the Company, and (iv) reviewing any non-audit services and special engagements to be performed by the independent auditors and considering the effect of such performance on the auditors' independence. The current members of the Audit Committee are Messrs. Stein, Shirreff and Rosner.

    The Company has not established a nominating committee and/or a corporate governance committee as recommended by the TSE Report (as defined herein), however, the Company believes that the nomination of directors and other issues normally considered by these committees can be effectively managed by the Board of Directors due to its relatively small size, or by the Audit Committee which is composed substantially of "unrelated directors." See "Statement of Corporate Governance Practices."

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

    The Company's Common Stock is listed on the Toronto Stock Exchange. The by-laws of the TSE require listed companies to disclose their approach to corporate governance on an annual basis and within the context of certain guidelines proposed in the December 1994 report issued by The Toronto Stock Exchange Committee on Corporate Governance in Canada (the "TSE Report"). The report's focus is on the importance of each company addressing the governance issue in its own context and the receipt by the company's stockholders of an explanation for each company's approach to governance. There is no requirement for the Company to comply with the guidelines in the TSE Report, and the report itself recognizes that each company should have the flexibility to develop its own approach to corporate governance.

    Of particular significance is the fact that the Company is organized under the laws of the State of Delaware, and therefore is subject to that State's laws and principles of corporate governance. The Company is of the opinion that its approach to corporate governance is in compliance with Delaware law and therefore is also in accordance with the fundamental principles upon which the TSE Report was based. Moreover, the Company's Board of Directors has considered the guidelines in the TSE Report and believes that the Company's approach to corporate governance is working effectively for the Company and its stockholders. In particular, the Board of Directors believes that many of the guidelines in the TSE Report are better suited to larger companies and companies with securities that are more widely held than those of the Company.

UNRELATED DIRECTORS

    Much of the discussion in the TSE Report focuses on the composition of a company's Board of Directors and, in particular, the number of "unrelated directors." In the TSE Report, an "unrelated director" is a director who is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with that director's ability to act with a view to the best interests of the Company, other than an interest arising from such director's status as a stockholder. The TSE Report also focuses on the importance of having an appropriate portion of the Board of Directors which is free from any interest or relationship with a "significant shareholder" of the company (i.e., a shareholder controlling more than 50% of the company's common stock). The Company does not have a "significant shareholder", within the meaning of the TSE Report.

    The Company believes that three (i.e., Messrs. Stein, Shirreff and Cunningham) of its six directors are "unrelated" within the meaning of the TSE Report. While the number of unrelated directors is less than the majority suggested by the TSE Report, the Company's Board of Directors believes that the number is appropriate for the effective operations of the Company. The Board of Directors believes that the presence of the President/Chairman of the Board of Directors and the Executive Vice Presidents on the Board of Directors is key to the effective corporate governance of the Company. The knowledge that each of these directors brings to the Board of Directors and the insight that each offers into his particular area of responsibility within the Company have been instrumental in creating a Board of Directors that functions effectively, and, in turn, in achieving successful results for the Company's growth and development.

    The Company's Board of Directors believes that its relationship with management in supervising the business and affairs of the Company is appropriate, and that the focus of the TSE Report on a majority of the Board being comprised of unrelated directors is neither necessary nor desirable for the Company under its present circumstances. The significant contributions of current management to the formation and continued growth of the Company and the confidence which the Board of Directors understands the Company's stockholders have in management are factors supporting the Board of Directors' opinion that additional independence is not required.

    The Board of Directors has no formal policy setting out which specific matters must be brought by the President and management and the Board of Directors for approval, although there is a clear understanding between management and the Board of Directors through historical and accepted legal practice that all transactions or other matters of a material nature must be presented by management for approval by the Board of Directors.

RESPONSE TO STOCKHOLDERS

    Management is available to stockholders to respond promptly to questions and concerns on an ongoing basis. The Board of Directors believes that the Company's communications regarding inquiries by stockholders and other interested parties are responsive and effective.

EXPECTATIONS OF MANAGEMENT

    The Board of Directors works closely with members of management. The Board believes that its access to information regarding the operations of the Company, both through the membership on the Board of several key members of management and, as necessary, through attendance by other members of management at the request of the Board, are key elements contributing to its effective and informed functioning.

    The Board of Directors expects the Company's management to take the initiative in identifying opportunities and risks affecting the Company's business and to find appropriate means of dealing with such opportunities and risks for the benefit of the Company. The Board of Directors is confident that the Company's management responds ably to this expectation.

DIRECTOR COMPENSATION

    Directors are reimbursed for reasonable expenses actually incurred in connection with attending each formal meeting of the Board of Directors or any committee thereof. In addition, each outside director of the Company receives a $10,000 annual fee, plus $500 for each meeting attended.

EXECUTIVE COMPENSATION

    The following summary compensation table sets forth the aggregate compensation paid to or earned by the Company's Chairman of the Board and President and the four most highly compensated executive officers of the Company other than the Chairman of the Board and President, whose total annual salary and bonus compensation exceeded $100,000 for the year ended December 31, 1996 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                   ANNUAL           LONG-TERM
                                                                COMPENSATION   COMPENSATION AWARDS
                                                                -------------  -------------------
                                                                                   SECURITIES
                                                                                   UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION                            YEAR       SALARY($)       OPTIONS/SARS      COMPENSATION(1)
---------------------------------------------------  ---------  -------------  -------------------  ----------------
Philip Rosner......................................       1996   $   235,000          100,000(2)(3)    $   17,216
  Chairman and President                                  1995       200,000               --              16,001
                                                          1994       236,634          100,000(2)(3)        19,476
A. Gary Frumberg...................................       1996       199,903          100,000(2)(3)        17,010
  Executive Vice President                                1995       164,000               --              12,305
                                                          1994       200,000          100,000(2)(3)        12,181
Richard R. Higgins.................................       1996       150,000               --              16,757
  Executive Vice President                                1995         5,769               --               1,261
                                                          1994            --               --                  --
Harvey Farber......................................       1996       161,509           10,000               8,429
  Senior Vice President--Flavor                           1995        36,821               --               1,850
  Development                                             1994            --               --                  --
Ronald J. Dintemann................................       1996       134,085           75,000(2)(3)        22,580
  Vice President--Operations                              1995        97,176               --              10,909
                                                          1994       105,423           75,000(2)(3)        10,387

------------------------

(1) Represents Company reimbursed automobile expenses of such executive.

(2) On October 31, 1995, the Company's Board of Directors approved a resolution which reduced the exercise prices of options granted under the Company's 1993 Option Plan, including options granted to Messrs. Rosner, Frumberg and Dintemann and options granted in April 1994 to certain of the Company's directors, executive officers and employees. The Company's stockholders approved such reductions at a Special Meeting of Stockholders held on October 30, 1996. See "--Option Grants in 1996."

(3) Represents those stock options set forth in footnote (2) of this table which the Company granted to the respective executive officers in 1994. The exercise prices of such options were reduced by the Company in 1995, subject to shareholder approval. See "--Option Grants in 1996."

OPTION GRANTS IN 1996

    The following table sets forth certain information concerning individual option grants or the repricing of options to each of the Named Executive Officers.

                             OPTION GRANTS IN 1996

                                                                                                             POTENTIAL REALIZABLE
                                                                                                               VALUE AT ASSUMED
                                                                                                            ANNUAL RATES OF
                                                                                                                 STOCK PRICE
                                                       PERCENTAGE OF TOTAL                                     APPRECIATION FOR
                                                         OPTIONS GRANTED                                        OPTION TERM(2)
                                             OPTIONS     TO EMPLOYEES IN     EXERCISE PRICE    EXPIRATION   ----------------------
NAME                                         GRANTED     FISCAL YEAR(1)         PER SHARE         DATE         5%          10%
------------------------------------------  ---------  -------------------  -----------------  -----------  ---------  -----------
Philip Rosner.............................    100,000           20.3%           $     .64          4/8/99   $  24,000   $  66,000
A. Gary Frumberg..........................    100,000           20.3%           $     .64          4/8/99   $  24,000   $  66,000
Ronald J. Dintemann.......................     75,000           15.2%           $     .58          4/8/04   $  22,500   $  54,000

------------------------

(1) In 1994, the Company granted options to purchase 492,500 shares of Common Stock to employees under the 1993 Option Plan. The percentages of total options granted have been determined based upon those options granted by the Company to employees in 1994 under the 1993 Option Plan with exercise prices which were subsequently reduced in 1996. Such percentages exclude option grants to employees who are not named "Named Executive Officers" in 1996 for an aggregate of 120,000 shares of Common Stock.

(2) The 5% and 10% assumed annual compounded rates of stock price appreciation are mandated by the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

AGGREGATE OPTION EXERCISES IN YEAR 1996 AND 1996 YEAR-END OPTION VALUES

    The following table provides certain information regarding stock option ownership and exercises by the President and the Named Executive Officers, as well as the number and assumed value of exercisable and unexercisable options held by those persons at December 31, 1996:

                                                                                    NUMBER OF
                                                                                   UNEXERCISED
                                                   NUMBER OF                        OPTIONS AT          VALUE OF UNEXERCISED
                                                    SHARES                      DECEMBER 31, 1996       IN-THE-MONEY OPTIONS
                                                   ACQUIRED         VALUE          EXERCISABLE/         AT DECEMBER 31, 1996
NAME                                              ON EXERCISE     REALIZED        UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE(1)
-----------------------------------------------  -------------  -------------  --------------------  --------------------------
Philip Rosner..................................       --             --        $50,000 / $50,000              $43,000 / $43,000
A. Gary Frumberg...............................      --              --              50,000/ 50,000              43,000/ 43,000
Harvey Farber..................................      --              --                  --/ 10,000               2,050/ 3,500
Ronald J. Dintemann............................      --              --              37,500/ 37,500              34,500/ 34,500

------------------------

(1) Value of unexercised "in-the-money" options is equal to the difference between the closing bid price per share of the Common Stock on the TSE on December 31, 1996 (U.S. $1.50) and the option exercise price per share (as reduced) multiplied by the total number of shares purchasable upon exercise of such options.

EMPLOYMENT AGREEMENTS

    In October 1995, the Company entered into five-year employment agreements with Messrs. Rosner, Frumberg and Hoffmann at annual salaries (adjustable in accordance with the Consumer Price Index) of $235,000, $200,000 and $135,000, respectively. Each agreement contains, among other things, customary termination and confidentiality provisions.

    In October 1995, the Company entered into a three-year employment agreement with Mr. Farber. Pursuant to the employment agreement, Mr. Farber is entitled to receive an annual salary of $160,000. In addition, the employment agreement provides that Mr. Farber is entitled to an annual bonus, payable at the sole discretion of the Company.

    In December 1995, the Company entered into an employment agreement with Mr. Higgins. Pursuant to the employment agreement, Mr. Higgins is entitled to receive an annual salary of $150,000 plus an amount, each year, equal to 2% of sales placed by the Company for production by the Seafla Division in that year. However, Mr. Higgins' annual compensation is not to exceed Mr. Rosner's annual compensation or $200,000, whichever is higher. Pursuant to the Seafla acquisition, Mr. Higgins also received an aggregate of 750,000 restricted shares of Common Stock. See "--Higgins' Restricted Shares."

    In January 1996, the Company entered into a five-year employment agreement with Ronald J. Dintemann with an annual salary (adjustable in accordance with the Consumer Price Index) of $135,000 per annum. The agreement contains, among other things, customary termination and confidentiality provisions.

    On August 2, 1996, the Company entered into a three-year employment agreement with Joseph A. Gemmo to serve as the Company's Vice President and Chief Financial Officer effective August 19, 1996. Pursuant to such agreement, Mr. Gemmo is paid an annual salary of $115,000 and received an option to purchase 100,000 shares of the Company's Common Stock. In addition, the employment agreement provides that Mr. Gemmo is entitled to an annual bonus, payable at the sole discretion of the Company.

CONSULTING AGREEMENTS

    In October 1995, the Company entered into a one-year consulting agreement with Strategic Growth International, Inc. ("SGI"), pursuant to which SGI, on behalf of the Company, agreed to (i) arrange and conduct meetings with various members of the professional investment community and investor groups, (ii) develop and implement a comprehensive investor relations program, and (iii) provide professional staff services to assist the Company in carrying out its programs and objectives (the "Consulting Agreement"). Under the Consulting Agreement, the Company pays SGI a retainer fee of $8,000 per month plus reasonable expenses and issued to SGI warrants (the "Warrants") to purchase an aggregate of 600,000 shares of Common Stock at an initial exercise price of $0.56, the market price of the Common Stock on the TSE on the date of issuance, subject to adjustment in certain circumstances pursuant to the terms and conditions set forth in a Warrant Agreement, dated as of October 25, 1995, between the Company and SGI (the "Warrant Agreement"). Issuance of the Warrants was approved by the Company's stockholders at a special meeting held on October 30, 1996.

    Under the Warrant Agreement, the Company retained the right, exercisable at its option at any time after December 31, 1999, to redeem all, but not part, of the Warrants upon not less than thirty (30) days' notice to the holder thereof at a redemption price of one cent ($.01) per Warrant, in the event that the average trading price on the TSE of the Company's Common Stock equals or exceeds Cdn. $1.50 for 30 consecutive trading days prior to the date of such notice. The Warrant Agreement expires on October 24, 2000.

    In October 1996, the Consulting Agreement expired by its terms. The Company has elected to continue to pay SGI for its services under the Consulting Agreement pursuant to its terms on a month to month basis, subject to cancellation at any time.

    In April 1997, the Company entered into a one-year Consulting Agreement with Arebell L.L.C. ("Arebell"), effective August 1996, for the provision by Arebell of financial consulting and advisory services to the Company. Under the agreement, the Company pays Arebell $2,000 per calendar month as compensation for its services. In addition, in the event that Arebell provides consulting services to the Company with respect to any extraordinary transactions (i.e., mergers, acquisitions, financings, etc.), the Company would be obligated to pay additional compensation to Arebell in amounts to be agreed upon. The term of the agreement expires on August 1, 1997 but will be extended beyond such date for successive one-month periods unless 30 days' notice of termination is given by either party thereto.

LIMITATION OF PERSONAL LIABILITY AND INDEMNIFICATION

    The General Corporation Law of Delaware permits a corporation, through its certificate of incorporation, to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. The exceptions include a breach of fiduciary duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declarations of dividends and transactions from which the directors derived an improper personal benefit. The Company's Certificate of Incorporation, as amended, exonerates its directors from monetary liability to the fullest extent permitted by this statutory provision but does not restrict the availability of non-monetary and other equitable relief.

    The Company's Certificate of Incorporation, as amended, and By-laws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On December 6, 1995, the Company consummated the Seafla Acquisition. As consideration in such transaction, the Company paid $3,000,000 in cash and issued a promissory note (the "Seafla Note") in the original principal amount of $1,000,000, which principal amount was reduced to $888,019 through an adjustment to the purchase price. The principal amount of the Seafla Note was payable in five installments: $177,604 on January 1, 1997 and the remaining four installments on each January 1 thereafter through 2001. The Seafla Note bears interest at the rate of 12% per annum. In March 1997, the Seafla Note was amended to defer the first payment due thereunder from January 1, 1997 to March 31, 1998. The remaining payments will be made on each January 1 thereafter through 2002. Concurrently with the closing of the acquisition, the Company entered into a five-year employment agreement with Mr. Higgins, the President of Seafla, to be the President of the Company's Seafla Division. The Company funded the cash portion of the Seafla Acquisition purchase price through bank borrowings of $3,500,000.

    In connection with the Seafla Acquisition, the Company assumed the lease of Seafla's 37,000 square foot facility in Milford, Ohio, with a term expiring in 2014. The owner of this leased facility is a partnership in which Mr. Higgins is a partner. The annual rental paid by the Company pursuant to the lease is $192,000. In connection with the Seafla Acquisition, the Company obtained a report of an independent appraisal firm which concluded that the rental paid by the Company is at or very close to market value.

    The following table sets forth certain information regarding loans made by the Company to certain of its directors and executive officers, which loans were outstanding as of December 31, 1996 (collectively, the "Loans"). As of May 31, 1997, the aggregate indebtedness owed to the Company pursuant to the Loans was $278,072, including accrued interest thereon. The Loans are unsecured, bear interest at the rate of 8% per annum and are payable in installments of principal together with interest through December 31, 1999.

                                                                                   AMOUNT
                                                                               OUTSTANDING AS        AMOUNT
                                                                INVOLVEMENT          OF          OUTSTANDING AS
                                                                    OF          DECEMBER 31,           OF
NAME AND PRINCIPAL POSITION                                       ISSUER          1996(1)       MAY 31, 1997(1)
-------------------------------------------------------------  -------------  ----------------  ----------------
Philip Rosner................................................       Lender       $  192,361        $  192,104
A. Gary Frumberg.............................................       Lender       $   88,650        $   85,968

------------------------

(1) Includes accrued interest.

                 PROPOSAL II: SELECTION OF INDEPENDENT AUDITORS

    In June 1996, the Company's Board of Directors approved the engagement of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1996. As independent auditors for the Company, Ernst & Young LLP is responsible for auditing the accounts of the Company and providing other audit and accounting services to the Company in connection with filings with the Commission and the TSE. The selection of Ernst & Young LLP was approved by the Audit Committee on June 5, 1996.

    Ernst & Young LLP has acted as the independent auditors in connection with the Company's audited consolidated financial statements for the fiscal year ended December 31, 1996 and the report contained therein, each of which is included in the Company's Annual Report accompanying this Proxy Statement.

    Coopers & Lybrand LLP previously served as the Company's independent accountants from 1993 until June 1996.

    In May 1997, the Board of Directors and the Audit Committee approved management's appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1997. The stockholders are being asked to approve the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1997, and to authorize the Board of Directors to fix their remuneration. A Representative of Ernst & Young LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions. Such representative also will have the opportunity, if desired, to make a statement to the stockholders.

REQUIRED AFFIRMATIVE VOTE

    Approval of the appointment of Ernst & Young LLP, as independent auditors of the Company for the fiscal year ending December 31, 1997, requires the affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. The Board of Directors unanimously recommends that the stockholders vote FOR Proposal II.

                           1998 STOCKHOLDER PROPOSALS

    In order for stockholder proposals for the 1998 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal executive offices, 10 Edison Street, East, Amityville, New York 11701 (Attn: Secretary), prior to March 31, 1998. The Board of Directors will review any stockholder proposals that are received in accordance herewith required and will determine whether such proposals meet applicable criteria for inclusion in the Company's Proxy Statement for the 1998 Annual Meeting.

    Holders of Common Stock desiring to have proposals submitted for consideration at any future meeting of stockholders should review the applicable rules and regulations of the Commission with respect to submitting such proposals.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters that are to be presented for consideration at the Annual Meeting. Should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy on behalf of the stockholders they represent in accordance with their best judgment.

                            SOLICITATION OF PROXIES

    Proxies are being solicited by and on behalf of the Board of Directors. The Company will bear the costs of preparing and mailing the proxy materials to its stockholders in connection with the Annual Meeting. The Company will solicit proxies by mail and the directors and certain officers and employees of the Company may solicit proxies personally or by telephone or telegraph. These persons will receive no additional compensation for such services but will be reimbursed by the Company for reasonable out-of-pocket expenses. The Company also will request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable out-of-pocket expenses related thereto.

                             ADDITIONAL INFORMATION

    The Company will make available to any stockholder, without charge, upon a written request therefor, copies of the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 1996. Any such request should be directed to Technology Flavors & Fragrances, Inc., Attention: Paul E. Hoffmann, Secretary, at 10 Edison Street, East, Amityville, New York 11701.

                                          Paul E. Hoffmann

                                          /s/ PAUL E. HOFFMAN
                                          SECRETARY

Amityville, New York

May 30, 1997

                                     PROXY
                     TECHNOLOGY FLAVORS & FRAGRANCES, INC.
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Philip Rosner and Scott Cunningham (with full power to act without the other and with power to appoint his substitute), OR INSTEAD OF EITHER OF THE FOREGOING, ______ as the undersigned's proxy to vote all of the undersigned's shares of Common Stock of TECHNOLOGY FLAVORS & FRAGRANCES, INC., a Delaware corporation (the "Company"), which the undersigned would be entitled to vote at a Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Melville Marriott, 1350 Old Walt Whitman Road, Melville, New York 11747, on June 25, 1997 at 11:00 a.m., local time, and at any and all adjournments thereof, as follows:

    The shares of Common Stock represented by this Proxy will be voted in accordance with the foregoing instructions. In the absence of any instructions, such shares will be voted FOR the election of all the nominees listed in Item I and FOR the proposal in Item II.


                                                                       FOR ALL NOMINEES                              WITHOUT
                                                                         LISTED BELOW                              AUTHORITY TO
                                                                       (EXCEPT AS MARKED                           VOTE FOR ALL
                                                                        TO THE CONTRARY                          NOMINEES LISTED
                                                                            BELOW)         AGAINST   ABSTAINING       BELOW
                                                                              / /            / /        / /            / /

       I.  ELECTION OF DIRECTORS

any other matters identified in the Notice of Annual Meeting are proposed at the

           PHILIP ROSNER, A. GARY FRUMBERG, RICHARD R. HIGGINS,

           SCOTT CUNNINGHAM, SYDNEY STEIN, and DUNCAN SHIRREFF

                          author(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT

                                                NOMINEE'S NAME ON THE LINE SET FORTH BELOW.)

such other matters in accordance with the best judgment of such person.

---------------------------------------------------------------------------------------------------------------------------------

Meeting of Stockholders to be held on June 25, 1997, the Proxy Statement of the



 WITHOUT  FOR        AGAINST   ABSTAINING        VOTE

December 31, 1996, each of which is enclosed herewith.


             / /            / /        / /      / / AUTHORITY TO


      II. Proposal to ratify the appointment of Ernst & Young LLP, as independent auditors of the Company for the fiscal year ending with the Annual Meeting.

           December 31, 1997, and to authorize the Board of Directors to

A STOCKHOLDER HAS THE RIGHT TO APPOINT A PERSON TO REPRESENT HIM AND TO ATTEND

     III.  In their discretion, to transact such other business as may properly come before the Annual Meeting and any and all adjournments

           thereof.
---------------------------------------------------------------------------------------------------------------------------------

EXERCISE SUCH RIGHT BY INSERTING THE NAME OF HIS NOMINEE IN THE@8

           fix their remuneration.
---------------------------------------------------------------------------------------------------------------------------------

SPACE PROVIDED ABOVE FOR THAT PURPOSE.

  Dated
                     --------------------------------------

---------------------------------------------
                    Signature

---------------------------------------------
            Signature, if held jointly

---------------------------------------------
              Title (if applicable)

PLEASE DATE, SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY AND PROMPTLY RETURN IN THE ENCLOSED ENVELOPE. IN THE CASE OF JOINT OWNERSHIP, EACH JOINT OWNER MUST SIGN. WHEN SIGNING AS GUARDIAN, EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE, CUSTODIAN, OR IN ANY OTHER SIMILAR CAPACITY, PLEASE GIVE YOUR FULL TITLE. IN THE CASE OF A CORPORATION, SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER, GIVING TITLE, AND AFFIX CORPORATE SEAL. IF A PARTNERSHIP, SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

                            ANNUAL RETURN CARD FORM
                   (REQUEST FOR INTERIM FINANCIAL STATEMENTS)

TO: REGISTERED AND NON-REGISTERED
    SHAREHOLDERS OF TECHNOLOGY FLAVORS & FRAGRANCES, INC.
    (the "Corporation")
    CUSIP NO. 87869A104

National Policy Statement No. 41/Shareholder Communication provides shareholders with the opportunity to elect annually to have their name added to an issuer's SUPPLEMENTAL MAILING LIST in order to receive interim financial statements of the Corporation. If you are interested in receiving such statements or other shareholder communications, please complete, sign and mail this form to the Corporation located at 10 Edison Street, East, Amityville, New York, U.S.A. 11701.

                         ******************************

Name of Registered/
Non-Registered Shareholder:
                                               --------------------------------------------
                                               (Please print)

Address:
                                               --------------------------------------------

                                               --------------------------------------------

Postal Code:
                                               --------------------------------------------

Signature:
           ------------------------------------

Date:
           ------------------------------------

                I CERTIFY THAT I AM A REGISTERED/NON-REGISTERED
                                (please circle)
              SHAREHOLDER OF TECHNOLOGY FLAVORS & FRAGRANCES, INC.
                         ******************************